Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-25357) and on Form S-8 (Nos. 333-69028, 333-98083, 333-111887, 333-111888, 333-126269, 033-80980, and 333-145674) of Spartan Motors, Inc. of our report dated February 27, 2009, relating to our audit of the consolidated financial statements of Utilimaster Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 2008 and 2007, included in this Current Report on Form 8-K/A.

/s/ McGladrey & Pullen, LLP

Elkhart, Indiana

February 12, 2010